UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2015

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2855 Michelle Drive, Suite 190

Irvine, CA 92606

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:  (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2015, TigerLogic Corporation (the “Company”) announced the appointment of Eric Singer to its Board of Directors (the “Board”), effective January 22, 2015, filling the seat vacated by the resignation of Douglas Marshall.  As the Company reported on its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2014, Mr. Marshall had previously informed the Company of his decision to not stand for re-election at the Company’s upcoming annual meeting for the fiscal year ended March 31, 2014.  Mr. Marshall has served on the Board since 1998 and decided to resign prior to the expiration of his term upon Mr. Singer joining the Board.  As a Class I director, Mr. Singer will stand for re-election at the Company’s upcoming annual meeting.

Mr. Singer also has been appointed as a member of the Board’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, replacing Mr. Marshall on those committees.

Eric Singer, age 40, is the Chairman of Vertex Capital Advisors, LLC, which he founded in May 2014. From March 2012 to May 2014, Mr. Singer served as a co-managing member of Potomac Capital Management III, LLC, the general partner of Potomac Capital Partners III, LP, and of the Potomac Capital Management II, LLC, the general partner of Potomac Capital Partners II, LP. Previously, Mr. Singer served as an advisor to Potomac Capital Management, LLC and its related entities since May 2009.  From July 2007 to April 2009, Mr. Singer was a senior investment analyst at Riley Investment Management. He managed private portfolios for Alpine Resources, LLC from January 2003 to July 2007. Mr. Singer served as a director of Meru Networks, Inc., a Wi-Fi network solutions company, from January 2014 to January 2015. Mr. Singer served as a director of PLX Technology, Inc., a semiconductor company, from December 2013 until its sale to Avago Technologies Limited in August 2014. Mr. Singer served as Chairman of the Board of Sigma Designs, Inc., a semiconductor company, from January 2013 until December 2013, and was a director from August 2012 until December 2013. From August 2008 until its sale in February 2010, Mr. Singer served as a director of Zilog Corporation, a semiconductor company. Mr. Singer holds a BA from Brandeis University.

In connection with Mr. Singer’s appointment to the Board, pursuant to the Company’s standard compensation program for non-employee directors, Mr. Singer was awarded a stock option grant to purchase up to 25,000 shares of the Company’s common stock.  The stock option grant will vest monthly over a three-year period and, in accordance with the Company’s existing policy, will be subject to 100% acceleration in the event of certain change of control transactions or events.  In addition, Mr. Singer will receive cash compensation in the amount of $5,000 per quarter, also in accordance with the Company current compensation program, and will be entitled to reimbursement of travel and other out-of-pocket expenses incurred in attending Board meetings.

Item 7.01                                           Regulation FD Disclosure.

On January 23, 2015, the Company issued a press release relating to changes in its Board of Directors, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
99.1	Press release dated January 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: January 23, 2015	By:	/s/ Bradley Timchuk
Bradley Timchuk
Chief Executive Officer